Exhibit 99.(j)


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 12, 2001, on the May 31, 2001 financial statements of The Nevis Fund, Inc. and to all references to our Firm included in or made part of this Post-Effective Amendment No. 4 to the Registration Statement File No. 333-47467.

     Arthur Andersen LLP

     /s/ Arthur Andersen LLP

     Philadelphia, Pennsylvania
     September 19, 2001